                                                                     EXHIBIT 4.1



NUMBER                                                                  SHARES
 LEC

COMMON STOCK


                              LOT$OFF CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                              CUSIP  545674 10 3

                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS



THIS CERTIFIES THAT


                                   [SPECIMEN]


IS THE OWNER OF


FULLY PAID AND NON-ASSESSABLE SHARES, OF THE PAR VALUE OF $.01 PER SHARE, OF COMMON STOCK OF

                              LOT$OFF CORPORATION

transferred on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed or accompanied by a proper assignment. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
         WITNESS the facsimile seal of the Corporation and facsimile signatures of its duly authorized officers.

Dated:


[LOT$OFF CORPORATION CORPORATE SEAL]



                  [SPECIMEN]        COUNTERSIGNED AND REGISTERED.
                    PRESIDENT         CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                                        (Jersey City, NJ)
                                           TRANSFER AGENT
                                             AND REGISTRAR

                                    BY

                  [SPECIMEN]
                    SECRETARY                AUTHORIZED SIGNATURE